                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-38347) and related Prospectus Supplement of Eli Lilly and Company for the registration of its 8 1/8% notes due 2001 and to the incorporation by reference therein of our report dated February 1, 1994, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


December 7, 1994

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-56208) and related Prospectus Supplement of Eli Lilly and Company for the registration of its 8 3/8% notes due 2006 and to the incorporation by reference therein of our report dated February 1, 1994, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


December 7, 1994